SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES AND EXCHANGE ACT

       Date of report (Date of earliest event reported): February 24, 2003
                                                         -----------------

                           COMMONWEALTH EQUITIES, INC.
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                    000-49615                 41-0981849
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(State or Other Jurisdiction         (Commission            (IRS Employer
    of Incorporation)                File Number)           Identification No.)

            74-923 Hwy 111, Suite 185, Indian Wells, California   92210
            ------------------------------------------------------------
            (Address of Principal Executive Offices)           (Zip Code)

       Registrant's telephone number, including area code: (760) 250-9741
                                                           --------------

Item 1.  Changes in Control of Registrant

         On February 7, 2003, Sun Vacation Properties Corporation acquired 2,219,425 shares of common stock from Pride, Inc. and Alvin Roth for $200,000 cash and a note payable, due April 7, 2003, for $110,000. Prior to the stock purchase, there were 4,000,000 common shares outstanding and no preferred shares. After the stock purchase agreement, Sun Vacation Properties Corporation owns 55.5% of the Registrant's common stock. The president of Sun Vacation Properties Corporation is Von G. Batesole and the majority shareholder of Sun Vacation Properties Corporation is Capital Consulting Group. After the Agreement and Plan of Reorganization, as described in Item 2 below, Capital Consulting Group owns 50% of the Registrant.

         Simultaneous to the stock purchase on February 7, 2003, Sun Vacation Properties Corporation executed a promissory note from Wei Chin for $200,000 with a repayment amount, including placement fees, of $285,000, in 120 days. As collateral for the Chin loan, Capital Consulting Group pledged 25,000,000 shares of newly issued Commonwealth Equities, Inc. common stock.

         The note for $110,000 carries a five (5%) percent interest per annum and is payable to Pride, Inc., Alvin Roth, and Peter Porath from Sun Vacation Properties Corporation and is personally guaranteed by Von G. Batesole.

Item 2.  Acquisition or Disposition of Assets

         On February 7, 2003, Commonwealth Equities, Inc. entered into an Agreement and Plan of Reorganization with Sun Vacation Properties Corporation effecting a recapitalization. Commonwealth Equities, Inc. issued to the shareholders of Sun Vacation Properties Corporation 44,499,425 in exchange for all 10,000,000 common shares of Sun Vacation Properties Corporation. Sun Vacation Properties Corporation became a wholly owned subsidiary of Commonwealth Equities, Inc.

         Sun Vacation Properties Corporation is a development stage vacation ownership and marketing company. The company plans to have operations in China and North America. The company plans to operate a full service travel company to support the two regions, as well.

Item 5.  Other Events and Regulation FD Disclosure

         Pursuant to the Agreement and Plan of Reorganization above, Commonwealth Equities, Inc. issued 3,500,575 shares of restricted common stock to the resigning directors and certain consultants as follows: Peter Porath 1,000,191, Pride, Inc. 1,000,192, Alvin Roth 1,000,192 and John Leo 500,000.

         The board of directors accepted the written resignations as officers and directors of Michael Schumacher and Alvin Roth, as well as, the resignation as an officer of Peter Porath. Von G. Batesole was elected Chairman, CEO, President, Secretary, and Director. Peter Porath shall remain as a director in the company.

Item 7.  Financial Statements and Exhibits

         (a) Financial Statements of Business Acquired. The required financial statements will be provided as an amendment to this Form 8-K as soon as practicable but not later than 60 days after the due date of this report.

         (b) Pro Forma Financial Information. The required pro forma financial information will be provided as an amendment to this Form 8-K as soon as practicable but not later than 60 days after the due date of this report.

         (c) Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B.

Exhibit                      Description

10.1 Stock Purchase Agreement between Sun Vacation Properties Corporation and Pride, Inc. and Alvin Roth
10.2     Promissory   Note  between  Wei  Chin  and  Sun   Vacation   Properties
         Corporation
10.3 Promissory Note between Sun Vacation Properties Corporation and Pride, Inc., Alvin Roth, and Peter Porath.
10.4 Agreement and Plan of Reorganization between Commonwealth Equities, Inc. and Sun Vacation Properties Corporation.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


February 24, 2003                           COMMONWEALTH EQUITIES, INC.

                                            By: /s/ Von G. Batesole
                                               --------------------------
                                               Von G. Batesole, President